Exhibit 5

LAW OFFICES OF
CLINE, WILLIAMS, WRIGHT, JOHNSON & OLDFATHER, L.L.P.

FREDRIC H. KAUFFMAN
DONALD F. BURT
STEPHEN E. GEHRING
KEVIN COLLERAN
L. BRUCE WRIGHT
ROBERT J. ROUTH
JAMES M. BAUSCH
DAVID R. BUNTAIN
STEPHEN H. NELSEN
MICHAEL C. MUELLER
DANIEL R. STOGSDILL
SCOTT D. KELLY
TERRY R. WITTLER
1900 U.S. BANK BUILDING 233 SOUTH 13TH STREET LINCOLN, NEBRASKA 68508-2095 (402) 474-6900 FAX (402) 474-5393 www.clinewilliams.com
JOHN C. HEWITT
JOHN L. HORAN
MICHAEL C. PALLESEN
TRACY A. OLDEMEYER
PAMELA EPP OLSEN
TRENT R. SIDDERS
JENNIE A. KUEHNER
ANDRE R. BARRY
TRAVIS P. O’GORMAN
DOUGLAS R. ABERLE
BRIAN J. ADAMS
STANTON N. BEEDER
LAURA R. HEGGE

MARK A. CHRISTENSEN RICHARD P. GARDEN JR. SHAWN D. RENNER JOHN C. MILES MARY KAY O’CONNOR THOMAS C. HUSTON DON R. JANSSEN SUSAN KUBERT SAPP KEVIN J. SCHNEIDER ANDREW D.	OMAHA ONE PACIFIC PLACE 1125 SOUTH 103RD SUITE 320 OMAHA NEBRASKA 68124-1090 (402) 397-1700	AURORA 1207 M STREET P.O. BOX 510 AURORA NEBRASKA 68818 (402) 694-6314	SCOTTSBLUFF RAILWAY OFFICE PLAZA 115 RAILWAY STREET, SUITE A-115 SCOTTSBLUFF, NEBRASKA 69361 (308) 635-1020	BREN H. CHAMBERS AUSTIN L. McKILLIP TESSA P. HERMANSON
STROTMAN JILL GOSSIN JENSEN STEVEN M. DELANEY		April 19, 2006	CHARLES E. WRIGHT, COUNSEL CHARLES M. PALLESEN JR., COUNSEL ALAN E. PETERSON, COUNSEL RICHARD P. JEFFRIES, COUNSEL

Dennis H. Nelson
President and Chief Executive Officer
The Buckle, Inc.
2407 West 24th Street
Kearney, Nebraska 68845-4915

Re:	Registration Statement on Form S-8 for 2005 Restricted Stock Plan Our File No. TBI01-BS002

Dear Mr. Nelson:

We have acted as legal counsel for The Buckle, Inc., a Nebraska corporation (the "Company"), in connection with the Company's preparation of the above referenced Registration Statement on Form S-8 (the "Form S-8") being filed with the Securities and Exchange Commission (the "Commission") under the Securities Act of 1933, as amended (the "Act"), and the prospectus which is not filed but is included as part of the Form S-8 (the "Prospectus"). The Form S-8 and the Prospectus relates to the 2005 Restricted Stock Plan (200,000 shares) (the “Plan”) and all of the shares that are to be offered and sold by the Company pursuant to the Plan and in the manner set forth in the Plan, Form S-8 and Prospectus.

In connection herewith, we have examined: (i) the Form S-8 and the Prospectus; (ii) the Articles of Incorporation, as amended, and the By-laws, of the Company; (iii) the corporate minutes and proceedings of the Company applicable to the filing of the Form S-8; and (iv) such other proceedings, documents and records as we deemed necessary or appropriate for the purposes of making this opinion. In making such examinations, we have assumed the genuineness of all signatures on all documents and conformed originals to all copies submitted to us as conformed or photocopies. In addition to such examination, we have ascertained or verified such additional facts as we deem necessary or appropriate for purposes of this opinion. However, as to various questions of fact material to our opinion, we have relied upon representations, statements or certificates of officers, directors or representatives of the Company or others.

Based upon the foregoing, we are of the opinion that: (i) the Company has been legally incorporated and is validly existing under the laws of the State of Nebraska; and (ii) the shares issued pursuant to the Plan, upon issuance and payment therefor, as contemplated by the Plan, the Form S-8 and the Prospectus, will be validly issued, fully paid and non-assessable common stock of the Company.

We hereby consent to the filing of the opinion as an exhibit to the Form S-8 and to any references to our firm in the Prospectus. In giving this consent, we do not admit that we come within the category of persons whose consent is required under Section 7 of the Act or the Rules and Regulations of the Commission promulgated thereunder.

Very truly yours,

/s/ Robert J. Routh
Cline, Williams, Wright, Johnson & Oldfather, L.L.P.